Exhibit 99

Media Contacts:	Investor Contacts:
Susan Busch, Senior Director, Public Relations	Bill Seymour, Vice President, Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6122 or bill.seymour@bestbuy.com

Andrew Lacko, Senior Director, Investor Relations
(612) 291-6992 or andrew.lacko@bestbuy.com

Adam Hauser, Director, Investor Relations
(612) 291-4446 or adam.hauser@bestbuy.com

Best Buy announces actions to generate improved returns for shareholders

Fiscal 2012 new store investments focused on profitable Best Buy Mobile and Five Star in China

Closure of Best Buy-branded stores in China and Turkey markets and other actions expected to yield annual savings of $60 million to $70 million by fiscal 2013

Company continues to expect fiscal 2011 diluted EPS of $3.20 to $3.40, excluding restructuring charges

MINNEAPOLIS, February 21, 2011 — Best Buy Co., Inc. (NYSE: BBY), the world’s leading retailer of consumer electronics, today announced a series of actions intended to enhance growth in key strategic businesses and improve the financial performance of its International segment. The company reported that fiscal 2012 new store openings will be focused primarily on the profitable growth platforms of its Best Buy Mobile business in the United States and its Five Star business in China. In addition, the company plans to restructure its operations in its Best Buy-branded China and Turkey markets. The company also announced plans to improve efficiencies in its U.S. supply chain operations. Altogether, the company estimates that these restructuring actions will result in annual pre-tax net savings of $60 million to $70 million once fully realized in fiscal 2013. The company expects these restructuring actions to result in charges during fiscal 2011 and 2012 totaling $225 million to $245 million. The company stated that it continues to expect fiscal 2011 diluted EPS of $3.20 to $3.40, excluding the restructuring charges described in this news release.

“We’re pleased to continue our investments in the Best Buy Mobile and Five Star business models, which are profitable and have significant growth opportunities,” said Brian Dunn, CEO of Best Buy. “The actions we are taking are consistent with our strategy of driving businesses that have earned the right to additional capital while curtailing activities that we believe will not meet our return on investment thresholds.”

Investing in Profitable Growth Platforms:

The company announced the following selected new store plans for fiscal 2012:

•                  Best Buy Mobile small-format stores: The company plans to open approximately 150 Best Buy Mobile stand-alone-stores in the U.S. in fiscal 2012. These openings would take the total Best Buy Mobile stand-alone-stores to approximately 325 in the U.S. at the end of fiscal 2012. Best Buy Mobile continues to be a successful model in the company’s Connected World strategy which has rapidly grown wireless connection revenues and profits in the U.S. market.

•                  Five Star in China: The company plans to open 40 to 50 Five Star stores in growing markets in fiscal 2012 in China. These openings would take the total Five Star stores to approximately 210 at the end of fiscal 2012. Five Star has been a profitable business model in the large and fast growing consumer electronics market in China. The company believes that Five Star provides Best Buy with an excellent strategic growth option in the important China marketplace.

•                  Best Buy branded large-format stores: The company plans to open approximately 6 to 8 large-format stores in the U.S., resulting in square footage growth of less than 1 percent (which is a significant reduction when compared to the average square footage growth rate of 5 percent during the last three years). The company also plans to open a total of approximately 18 Best Buy-branded large-format stores in Canada, United Kingdom and Mexico during fiscal 2012. The company believes these International markets continue to represent significant opportunities to both serve customers and deliver profitable growth for shareholders.

Restructuring of Operations in Turkey and China:

Today’s announcement includes plans by the company to exit the Turkey test market and to restructure the Best Buy-branded test stores in China. The exit from the Turkey market includes closure of all current operations in the country, including the company’s two Best Buy large-format stores. Restructuring activities in China include closure of the nine Best Buy-branded stores. The company intends to explore other more profitable growth options for the Best Buy brand and plans to reopen two of the China stores at a later date. The company anticipates consolidating its support operations for the Best Buy brand in China with the existing Five Star business. The company also noted that as a result of the reduction in the planned international expansion, it expects to reduce its International segment’s IT infrastructure costs and write down related IT assets.

Changes in Selected Supply Chain Processes in the U.S.:

The company plans to restructure certain end-to-end supply chain processes in the U.S., which it believes will improve efficiency, enhance customer service and reduce costs. This restructuring will result in charges related to asset impairments on real estate, equipment and inventory as well as costs incurred to deliver labor efficiencies. Separately, the company noted that it will take an impairment related to certain intangible tradename assets as a part of its restructuring activities.

Company Expects Significant Savings from Restructuring Actions:

The company estimates that restructuring charges, which include asset impairments, settlement of lease obligations, facility closure costs, severance costs, and inventory adjustments will total $225 million to $245 million, including approximately $60 million of cash settlement costs, all on a pre-tax basis. Given the timing of these actions, the company expects that the majority of the charges will be reported in the fourth quarter of fiscal 2011 (approximately $210 million to $230 million or $0.33 to $0.36 diluted EPS impact) with the balance of the charges reported in fiscal 2012.

The company expects to realize significant ongoing benefits from these restructuring actions. It estimates total annual pre-tax net savings to be in the range of $60 million to $70 million when fully realized in fiscal 2013. The company expects approximately $40 million of this savings amount to be realized in fiscal year 2012. The company noted that the largest portion of the anticipated savings will come as a result of reduced operating losses and lower IT infrastructure costs related to actions taken in the China and Turkey markets.

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company’s ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions and integration challenges relating to new ventures.  A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on April 28, 2010. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

About Best Buy Co., Inc.

With operations in the United States, Canada, Europe, China, Mexico and Turkey, Best Buy is a multinational retailer of technology and entertainment products and services with a commitment to growth and innovation. The Best Buy family of brands and partnerships collectively generates more than $49 billion in annual revenue and includes brands such as Best Buy, Audiovisions, Best Buy Mobile, The Carphone Warehouse, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Napster, Pacific Sales, and The Phone House. Approximately 180,000 employees apply their talents to help bring the benefits of these brands to life for customers through retail locations, multiple call centers and Web sites, in-home solutions, product delivery and activities in our communities. Community partnership is central to the way Best Buy does business. In fiscal 2010, the company donated $25.2 million to improve the vitality of the communities where its employees and customers live and work. For more information about Best Buy, visit www.bby.com.

BEST BUY CO., INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(UNAUDITED)

The following information provides a reconciliation of a non-GAAP financial measure presented in the accompanying news release to the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The non-GAAP financial measure should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measure. The non-GAAP financial measure in the accompanying news release may differ from a similar measure used by other companies.

For purposes of providing annual diluted earnings per share (“EPS”) guidance in the accompanying news release, the company defines diluted EPS, excluding restructuring charges (a non-GAAP financial measure) as its diluted EPS adjusted to exclude the impact of restructuring charges noted within the accompanying news release. The non-GAAP financial measure (diluted EPS, excluding restructuring charges) provides investors with an understanding of the company’s fiscal 2011 diluted EPS guidance, adjusted to exclude the impact of the charges described in the accompanying news release and assists investors in making a ready comparison to the company’s previously provided fiscal 2011 GAAP diluted EPS guidance.

The following table reconciles our fiscal 2011 diluted EPS guidance, excluding restructuring charges (non-GAAP financial measure) to our fiscal 2011 diluted EPS guidance (GAAP financial measure).

Fiscal 2011 Guidance
Diluted EPS, excluding restructuring charges (non-GAAP financial measure)	$3.20 – 3.40

Estimated per share impact of restructuring charges	(0.33) – (0.36)

Diluted EPS (GAAP financial measure)	$2.84 – 3.07

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